UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 6, 2025

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CEAD	Nasdaq Capital Market
Warrants to purchase Common Stock	CEADW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into Material Agreement

Entry into Acquisition Agreement

CEA Industries Inc. (“Company”) entered into an agreement with Velocity Investments Incorporated (“Velocity”) under which Velocity provided due diligence services and other acquisition advice in connection with the acquisition of Fat Panda Ltd. (“Fat Panda”), a leading Canadian retailer and manufacturer of nicotine vape products. The value of the services was determined to be CAD$700,000, which as agreed was the equivalent of 39,000 shares of Common Stock under the terms of the agreement. The 39,000 shares had a United States market value of $313,950 as of the date of their issuance under the prospectus supplement to the Registration Statement on Form S-3, No. 333-284306.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1.1*	Agreement dated February 7, 2025, including with Velocity Investments Incorporated.

1.2*	Amendment No 1 to Agreement dated February 7, 2025

1.3*	Amendment No 2 to Agreement dated February 7, 2025

5.1*	Opinion of Golenbock Eiseman Assor Bell & Peskoe, LLP

23.1*	Consent of Golenbock Eiseman Assor Bell & Peskoe, LLP, (Included in exhibit 5.1)

104*	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 6, 2025

CEA INDUSTRIES INC.

By:	/S/ Anthony K. McDonald
Anthony K. McDonald,
Chief Executive Officer